UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2008

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction	(SEC Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No)

226 Landis Avenue, Vineland, New Jersey		08360
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(856) 691 - 7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SUN BANCORP, INC.
INFORMATION TO BE INCLUDED IN REPORT

Section 8 – Other Events

Item 8.01. Other Events.

On November 26, 2008, the Registrant completed the repurchase of 550,000 shares, or approximately 2.5% of its then outstanding shares of common stock, par value $1.00 per share, in a privately negotiated block trade from a single shareholder.  The Registrant currently has 23,986,837 shares of common stock issued and 21,880,114 shares of common stock outstanding.  This repurchase completed the Registrant’s previously announced stock repurchase program.  The Registrant may in the future make additional stock repurchases from time to time that are not solicited by the Registrant or pursuant to publicly announced open market stock repurchase programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date: December 1, 2008	/s/ Dan A. Chila
Dan A. Chila
Executive Vice President and
Chief Financial Officer